As filed with the Securities and Exchange Commission on December [  ], 2020

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

fuboTV Inc.

(Exact name of registrant as specified in its charter)

Florida	26-4330545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

fuboTV Inc.1330 Avenue of the Americas

New York, NY 10019

(212) 672-0055

(Address of principal executive offices, including zip code)

fuboTV Inc. 2020 Equity Incentive Plan, as amended

(Full title of the plan)

David Gandler

Chief Executive Officer

fuboTV Inc.
1330 Avenue of the Americas

New York, NY 10019

(212) 672-0055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert G. Day, Esq. Megan J. Baier, Esq. Mark G.C. Bass, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 1301 Avenue of the Americas New York, NY 10019 (212) 999-5800	Simone Nardi Chief Financial Officer Gina Sheldon, Esq. General Counsel fuboTV Inc. 1330 Avenue of the Americas New York, NY 10019 (212) 672-0055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share:	19,000,000	$26.84	(2)	$509,960,000.00	$55,637.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the fuboTV Inc.’s (the “Registrant”) common stock that become issuable under the fuboTV Inc. 2020 Equity Incentive Plan, as amended (the “2020 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon $26.84, the average of the high and low prices of the Registrant’s common stock on December 15, 2020, as reported on the New York Stock Exchange.

PART I

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of common stock of the Registrant to be issued pursuant to the fuboTV Inc. 2020 Equity Incentive Plan, as amended (the “2020 Plan”), formerly known as the FaceBank Group, Inc. 2020 Equity Incentive Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-239846) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on July 14, 2020, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

fuboTV Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

1. The Registrant’s prospectus contained in its Registration Statement on Form S-1A, filed with the Commission on December 10, 2020 (File No.333-249783);

2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the Registrant’s fiscal year ended December 31, 2019 (other than the portions of these documents not deemed to be filed); and

4. The description of the Registrant’s securities contained in the Registration Statement on Form 8-A, filed with the Commission on October 2, 2020 (File No. 001-39590).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit			Incorporated by Reference
Number		Exhibit Description	Form	Exhibit	Filing Date	File No.

4.1	*	fuboTV Inc. 2020 Equity Incentive Plan, as amended
4.2		Form of Stock Option Award Agreement to the fuboTV Inc. 2020 Equity Incentive Plan, as amended	10-Q	10.5	July 6, 2020	000-55353
4.3	*	Form of Restricted Stock Unit Award Agreement to the fuboTV Inc. 2020 Equity Incentive Plan, as amended
5.1	*	Opinion of Anthony L.G., PLLC, counsel to the Registrant
23.1	*	Consent of Ernst & Young LLP
23.2	*	Consent of LJ Soldinger Associates, LLC
23.3	*	Consent of Marcum LLP
23.4	*	Consent of Anthony L.G., PLLC (included in Exhibit 5.1)
24.1		Power of attorney (contained on signature page hereto)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 16, 2020.

FUBOTV INC.

By:	/s/ David Gandler
David Gandler
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Gandler and Simone Nardi, and each one of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in their name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David Gandler	Chief Executive Officer and Director	December 16, 2020
David Gandler	(principal executive officer)

/s/ Simone Nardi	Chief Financial Officer	December 16, 2020
Simone Nardi	(principal financial and accounting officer)

/s/ Edgar Bronfman, Jr.	Executive Chairman and Director	December 16, 2020
Edgar Bronfman, Jr.

/s/ Henry Ahn	Director	December 16, 2020
Henry Ahn

/s/ Daniel Leff	Director	December 16, 2020
Daniel Leff

/s/ Pär-Jörgen Pärson	Director	December 16, 2020
Pär-Jörgen Pärson

/s/ Ignacio Figueras	Director	December 16, 2020
Ignacio Figueras

/s/ Laura Onopchenko	Director	December 16, 2020
Laura Onopchenko